UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced and pursuant to that certain Agreement and Plan of Merger, dated October 22, 2013, by and among American Realty Capital Properties, Inc. (the “Company”), Cole Real Estate Investments, Inc. (“Cole”) and Clark Acquisition, LLC, the Company is required to pay a “stub period” dividend to its stockholders of record on the last business day prior to the closing of the Company’s acquisition of Cole. Such dividend is calculated by multiplying (x) the Company’s then current monthly dividend by (y) the number of days elapsed since the Company’s last common stock record date divided by the number of days in the month in which such “stub period” dividend is declared.

Accordingly, subject to the Company’s acquisition of Cole, which is expected to be completed tomorrow, February 7, 2014, the Company is announcing that an expected “stub period” dividend which is payable to record holders of the Company’s common stock on February 6, 2014, would be paid in the amount of $0.08113 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

February 6, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors